Exhibit 99

FOR IMMEDIATE RELEASE

June 18, 2024

PCS Edventures! Announces Preliminary Results

For Fiscal Year 2024

Boise, Idaho, June 18, 2024 — PCS Edventures!, Inc. (“PCSV”), a leading provider of K-12 Science, Technology, Engineering and Mathematics (“STEM”) education programs, today announced preliminary results of operations for its fiscal year ended March 31, 2024.

On a preliminary basis, revenue was $9.1 million compared to $7.0 million in revenue for the same period last year. Net income before tax benefit was $2.9 million compared to $1.8 million in net income for the same period last year. The Company ended its fiscal year with $1.3 million in cash.

Mike Bledsoe, President, commented, “While these results are preliminary, we feel confident that they represent what our audited financial statements will show in our 10-K Annual Report for the fiscal year ending March 31, 2024. We anticipate filing our 10-K on or before June 28, 2024.”

Todd Hackett, CEO, stated, “We had a record year in fiscal year 2024, and we felt compelled to share preliminary results while we are finalizing our 10-K for filing. We look forward to another successful year in fiscal year 2025.”

For more information about PCS Edventures!, Inc., visit our website.

Company financial information and reports can be found at https://www.sec.gov

About PCS Edventures!, Inc.

PCS Edventures!, Inc. (“OTCPK: PCSV”) is a Boise, Idaho company that designs and delivers technology-rich products and services for the K-12 market that develop 21st-century skills. PCS programs emphasize experiential learning in Science, Technology, Engineering, and Math (“STEM”). https://edventures.com/.

Forward-Looking Statements.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This Press Release should be considered in light of the disclosures contained in the filings of PCS and its “forward-looking statements” in such filings that are contained in the United States Securities and Exchange Commission (the “SEC”) Edgar Archives at https://www.sec.gov.

Contact.

Investor Contact: Michael Bledsoe 1.800.429.3110, mikeb@edventures.com

Investor Relations Web Site: https://investors.edventures.com/

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